As filed with the Securities and Exchange Commission on October 3, 2003

Registration No. 333-109119

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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM SB-2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

COATES MOTORCYCLE COMPANY, LTD.

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(Exact name of Small Business Issuer as specified in charter)

Delaware 3751 56-2333469

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(State or other jurisdiction (Primary SIC No.) (I.R.S. Employer of incorporation or organization) Identification No.)

2100 Highway #34 & Ridgewood Road, Wall Township, New Jersey 07719

732-449-7717

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(Address and telephone number of principal executive offices and principal place of business)

Mr. George J. Coates, Chief Executive Officer

2100 Highway #34 & Ridgewood Road, Wall Township, New Jersey 07719

732-449-7717

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Joseph J. Tomasek, Esq.

75-77 North Bridge Street

Somerville, New Jersey 08876 (908)429-0030

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Shares to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, $.001 Par Value	2,000,000	$10.00	$20,000,000	$1,840.00

(1) Calculated in accordance with Rule 457 (o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I - INFORMATION REQUIRED IN PROSPECTUS

CROSS REFERENCE SHEET

UNDER ITEM 501 (C) OF REGULATION S-B

ITEM AND NUMBER LOCATION IN PROSPECTUS

1. Front of Registration Statement Front of Registration Statement

and Outside Front Cover of Prospectus and Outside Front Cover of

Prospectus

2. Inside Front and Outside Back Inside Front and Outside Back

Cover Pages of Prospectus Cover Pages of Prospectus

3. Summary Information and Risk Factors Prospectus Summary and Risk

Factors

4. Use of Proceeds Use of Proceeds

5. Determination of Offering Price Determination of Offering Price

6. Dilution Dilution

7. Plan of Distribution Plan of Distribution

8. Legal Proceedings Legal Proceedings

9. Directors, Executive Officers, Promoters Management

and Control Persons

10. Security Ownership of Certain Principal Stockholders

Beneficial Owners and Management

11. Description of Securities Description of Securities

12. Interest of Named Experts and Counsel Experts; Counsel

13. Disclosure of Commission Position Indemnification of Directors

on Indemnification For Securities Act and Officers

Liabilities

14. Organization Within Last Five Years Certain Relationships and Related

Transactions

15. Description of Business Business of the Company

16. Management's Discussion and Analysis Plan of Operations

or Plan of Operation

17. Description of Property Description of Property

18. Certain Relationships and Related Certain Relationships and Related

Transactions Transactions

Transactions.

19. Market for Common Equity and Related Market for Common Equity and

Stockholder Matters Related Stockholder Matters

20. Executive Compensation Management - Executive

Compensation

21. Financial Statements Financial Statements

22. Changes in and Disagreements With Not applicable

Accountants on Accounting and

Financial Disclosure

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION, DATED OCTOBER 3, 2003

PROSPECTUS

Coates Motorcycle Company, Ltd.

2,000,000 Shares of Common Stock

$10 per Share

This is our initial public offering and no public trading market currently exists for our stock. We are offering to the public up to 2,000,000 shares of our common stock on a "direct public offering" basis at a price of $10 per share. Our shares will be offered for sale by our President, Gregory G. Coates. We intend to apply to list our common shares for trading on the American Stock Exchange or on the over-the-counter Bulletin Board.

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Prospective investors should carefully consider all of the factors set forth in

"Risk Factors" commencing on page 8 of this Prospectus.

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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISSAPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION

PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Price to Public	Selling Commissions (1)	Gross Proceeds to Us (2)
Per Share	$ 10.00	$1.00	$ 9.00
2,000,000 Shares Maximum Offering	$20,000,000	$2,000,000	$18,000,000

(1) We may utilize the services of NASD registered broker-dealers to assist us to offer and sell shares. If they do, we may pay them a commission of up to 10% of the gross proceeds from the shares they sell. Any participating broker-dealers will be deemed to be underwriters, as defined in the Securities Act of 1933, and any commissions received by them will be deemed to be underwriting compensation.

(2) Before deducting offering expenses estimated to be $100,000.

Our initial public offering will terminate nine months after it is declared effective by the Securities and Exchange Commission. The proceeds from this public offering will be utilized by us as described in the "Use of Proceeds" section of this prospectus.

There is no minimum required purchase and there is no arrangement to have funds received by us to be placed in escrow, trust or similar account or arrangement. The minimum purchase by any one investor is 100 shares, and the number of shares purchased must be in multiples of 100 Shares.

In May, 2003, we commenced a private offering of our common shares to fund our business plan, offering up to 2,000,000 shares at the offering price of $10 per share, on a best efforts, minimum 500,000 shares/maximum 2,000,000 shares basis. We would have obtained investment funds from this private offering only if we successfully sold the minimum 500,000 shares and received gross proceeds in the minimum amount of $5,000,000. Because our motorcycle engine passed initial tailpipe emission tests applicable in 49 states and because we started receiving orders for our motorcycle, we decided to abandon our private offering and register our shares in this initial public offering. Based upon this decision, we terminated all of our private offering activities and efforts on July 31, 2003, and did not accept any offers to buy our shares. As a result, this prospectus and the information it contains supercedes all of the selling material used in our private offering.

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Prospectus dated , 2003.

( MOTORCYCLE AND ENGINE PICTURES ON THIS PAGE )

( MOTORCYCLE PICTURE ON THIS PAGE )

( MOTORCYCLE PICTURE ON THIS PAGE )

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the "Commission" or the "SEC") a registration statement on Form SB-2 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act") covering our Common Shares (our "Shares") offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For more information about the Shares and the Company, you should read the Registration Statement and related exhibits, annexes and schedules. The statements contained in this Prospectus as to the contents of any contract or other document identified as exhibits in this Prospectus are not necessarily complete, and in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. You may inspect and copy the Registration Statement and related exhibits, annexes and schedules at the Commission's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Information about the operation of the Public Reference Room of the Commission may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants, like we will be after this offering, that file electronically with the Commission. The address of the Web site is: http://www.sec.gov.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

EXCEPT FOR HISTORICAL FACTS THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ANY STATEMENTS IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE CONSIDERED TO BE FORWARD- LOOKING STATEMENTS. WRITTEN WORDS SUCH AS "MAY", "WILL", "EXPECT", "PROJECT", "BELIEVE", "ANTICIPATE", "ESTIMATE", "CONTINUE", OR OTHER VARIATIONS OF THESE OR SIMILAR WORDS, IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS BY THEIR NATURE INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY, DEPENDING ON A VARIETY OF FACTORS. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO:

  COMPETITIVE PRESSURES FROM OTHER COMPANIES OPERATING IN

OUR AREAS OF BUSINESS,

  CHANGING TECHNOLOGIES,
  THE GENERAL INTEREST IN THE SECURITIES MARKET,
  THE LACK OF ADEQUATE CAPITAL TO FUND CONTINUING OPERATIONS,
  ACCEPTANCE OF OUR TECHNOLOGY BY THE INDUSTRIES TARGETED,
  GENERAL ECONOMIC CONDITIONS AND OTHER UNCERTAINTIES.

NO ASSURANCE CAN BE GIVEN THAT THE COMPANY HAS IDENTIFIED ALL OF SUCH RISKS OR POTENTIAL RISKS.

WE DISCLAIM ANY OBLIGATION TO UPDATE ANY SUCH FACTORS OR TO PUBLICALLY ANNOUNCE THE RESULT OF ANY REVISIONS TO ANY OF THESE FORWARD LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS BASED ON SUBSEQUENT EVENTS OR DEVELOPMENTS.

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SPECIAL SUITABILITY FOR CALIFORNIA RESIDENTS

Natural persons resident in California who wish to purchase shares of our common stock must:

    Have net worth alone or with the person's spouse, at the time of the purchase, in excess of $250,000; or
    Have had an individual income in excess of $65,000 in each of the two most recent years prior to the purchase, or joint income with the person's spouse in excess of $100,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. It does not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes to those statements included in this prospectus. References to "we", "us", "our", "CMC", "Coates Motorcycle", or to" our Company" means Coates Motorcycle Company, Ltd.

INTRODUCTION

Coates Motorcycle Company, Ltd. was recently reorganized as a subsidiary of Coates International, Ltd. to design and manufacture and then to market and sell, an initial line of "heavyweight" cruiser motorcycles. Heavyweight Motorcycles have engines with a displacement of 1,651 cc. Coates International, Ltd., referred to as the "Parent" of our Company, has been in the business of researching and developing the "Coates Spherical Rotary Valve" in various types of combustion engines for over 14 years. Our Parent has the exclusive license to 12 patents in the United States covering technologies invented by George J. Coates and his son, Gregory G. Coates. Our Company received an exclusive sublicense from our Parent and a non-exclusive license from George J. Coates, Gregory G. Coates and the Coates family trust, or the "Coates Trust", to use their respective patented technologies in our Company's design and production planning to produce our heavy cruiser motorcycles in exchange for ownership interests in our Company. Our Parent owns in excess of 50% of our Company and an anti-dilution right that guarantees its continued majority ownership position in our Company at all times. In exchange for their license, George J. Coates, our Chief Executive Officer (as well as the majority shareholder and President of the Parent), Gregory G. Coates, our President and the Coates Trust also received common shares of our Company.

We are offering up to 2,000,000 shares of our common stock at the price of $10 per share. Our President, Gregory G. Coates, will be offering our Shares for sale on a best efforts basis and we may use the services of broker-dealers to assist us. There is no public trading market for our Shares. Although we intend to apply to list our Shares on either the American Stock Exchange or the over-the-counter Bulletin Board, we can not assure investors that our applications to list our Shares on these stock exchanges will be accepted. There is no minimum amount of shares that are required to be sold in this Offering. Our Offering will remain open for nine months following the date the Securities and Exchange Commission declares our registration statement effective unless we decide to cease selling efforts prior to that date. This prospectus is a part of our registration statement filed with the Securities and Exchange Commission.

Our principal offices are located at 2100 Highway #34 & Ridgewood Road, Wall Township, New Jersey 07719 and our telephone number is (732) 449-7717.

The following table sets forth summary financial data derived from our financial statements. This data should be read in conjunction with our financial statements, related notes and other financial information included in this prospectus.

Operating Statement Data for the Six Month Period, January 1, 2003

through June 30, 2003 (Unaudited)

Income Statement:

Revenues: $ 0

Expenses 124,783

Net Loss from Operations: (124,783)

Balance Sheet Date as at June 30,2003 (Unaudited)

Total Assets: $ 14,154

Total Liabilities: 138,933

Total Stockholders' Deficit: (124, 779)

Risk Factors

The following risk factors should be carefully considered in addition to the other information contained in this Prospectus in evaluating Coates Motorcycle Company, Ltd., its financial condition and its business prospects.

Business and Financial Condition Risk Factors.

Risk of Investment Loss. An investment in the Common Shares of Coates Motorcycle Company, Ltd. is highly speculative and may result in the loss of an investor's entire investment. Only potential investors who are experienced investors in high risk investments and who can afford to lose their entire investment should consider an investment in this Offering.

Limited Operating History. The Company was incorporated in March 1995 and has only commenced business operations since March of 2003. Accordingly, the Company has no operating history upon which investors may evaluate its business plan and prospects. The Company's plan to manufacture and sell heavy cruiser motorcycles utilizing the Coates CSRV System will depend upon the success of this Offering. Moreover, the Company expects to incur losses and negative cash flow from its start-up operations for the foreseeable future, with the expectation that such losses will increase as our operations develop. There can be no assurance that the Company's heavy cruiser motorcycle will pass acceptable performance and durability tests; pass state and federal emissions tests; be constructed and assembled on a scheduled basis, or; be successfully marketed and sold, or; that the Company will achieve and/or maintain profitability or generate cash from operations in future periods. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their start-up phase of development. To address these risks, among other things, the Company must: - - test its motorcycles for durability and emissions; - - implement and successfully execute its business and marketing strategy; - - continue to develop and upgrade its motorcycle products; - - provide superior customer service and order fulfillment; - - respond to competitive developments; and - - attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful in addressing such risks, and the failure to do so would have a material adverse effect on the Company's business, financial condition and results of operations.

Future Capital Needs; Uncertainty of Additional Funding. The Company requires substantial working capital to fund its business plan. The Company is expected to experience negative cash flow from operations from inception of its business and expects to continue to experience significant negative cash flow from operations for the foreseeable future. The Company's capital requirements depend on several factors, including the mechanical success of the CSRV System adapted to its heavy cruiser motorcycle engines, the achievement of successful performance, durability and emission testing results, the uncertainty of market acceptance, the ability to produce and assemble sufficient numbers of motorcycles to achieve commercial acceptance as well as maintaining a retail operation to achieve sales and marketing and other factors. If capital requirements vary materially from those currently planned, the Company may require additional financing sooner than anticipated. If additional funds are raised through the issuance of equity securities, the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience additional dilution, or such equity securities may have rights, preferences or privileges senior to those of the holders of the Company's Common Shares. There can be no assurance that additional financing will be available when needed on terms favorable to the Company or at all. If adequate funds are not available or are not available on acceptable terms, the Company may be unable to develop or enhance its motorcycle product, take advantage of future opportunities or respond to competitive pressures, which could have a material adverse effect on the Company's business, financial condition or operating results.

Dependence on Suppliers. The motorcycle parts and engines supplier currently being targeted by the Company to supply its engine blocks and parts are single sources. At present, single-sourced components include frames, gas tanks and engines. Any interruption in the supply of any of these components, or the inability of the Company to procure these components from alternate sources at acceptable prices and within a reasonable time, could result in higher projected prices for the Company's motorcycle products and could have a material adverse effect upon the Company's business, operating results and financial condition. Qualifying additional suppliers is time consuming and expensive. There can be no assurance that such shortages will not occur in the future, and any such occurrence could have a material adverse effect on the Company's business, financial condition and results of operations.

Product Liability Risk. The Company's heavy cruiser motorcycles are intended to be high performance units. As a result they will be subject to stresses which may increase the product liability risks of the Company. Purchasers of the Company's heavy motorcycles will rely on the integrity and durability of our motorcycles. However, there can be no assurance that the Company's heavy cruiser motorcycles will perform as expected or function as intended. Accordingly, there can be no assurance that the Company will not incur liabilities in connection with its motorcycles for product liability claims in the future that could have a material adverse effect on the Company's financial condition and results of operations.

Competition. The high-performance motorcycle domestic market is intensely competitive, currently dominated by Harley Davidson. In addition, expected competition in the heavy motorcycle market will also come from such recognizable brands as Honda, Suzuki, Kawasaki and Yamaha. We believe that our motorcycles will be able to enter the domestic market and successfully compete with these well known motorcycle products. The U.S. motorcycle market is characterized by frequent introductions of new or enhanced motorcycles, price competition, continued emergence of new industry standards, and regulatory developments. All of the Company's potential competitors have well-established and long operating histories, substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and an established customer base. As a result, these competitors will be able to devote much greater resources to the development, promotion, sale and support of their motorcycle products than the Company. Competitors with an established customer base will have a competitive advantage over the Company when selling their heavy motorcycle products to such customers. Although we believe that our heavy cruiser motorcycle will be competitive, all of the Company's potential competitors, domestic and foreign, have significantly greater financial, production, distribution and marketing resources than we do.

Regulation. Federal, state and local authorities have various environmental control requirements relating to air, water and noise pollution that will impact our business and operations. We will endeavor to ensure that our facilities and motorcycle products will comply with all applicable environmental regulations and standards.

Our motorcycles will be subject to certification by the U.S. Environmental Protection Agency (EPA) for compliance with applicable emissions and noise standards and, if sold in California, they will be subject to the State of California Air Resources Board ("CARB") and its more stringent emissions standards. In addition to the U.S., emission standards are becoming universally more rigorous and will require a continuing level of research and development and production costs related to motorcycle emissions and noise for the foreseeable future.

As an anticipated manufacturer of motorcycle products, we will be subject to the National Traffic and Motor Vehicle Safety Act, which is administered by the National Highway Traffic Safety Administration ("NHTSA"). We will have to certify to NHTSA that our motorcycle products comply fully with all applicable federal motor vehicle safety standards and related regulations. We can give no assurances to investors that our motorcycles will comply with any of these environmental and safety laws, rules and regulations, in which case such failures will have a material adverse effect on our financial condition and plan of operations.

Start-up, Research and Development Company. Until our heavy motorcycles have been fully tested for performance, durability and emissions and until we are able to manufacture, assemble and sell our heavy cruiser motorcycle product in quantities sufficient to produce earnings, we are now and will continue to be primarily a development stage, start-up company. As an expected result, we will incur operating losses throughout the foreseeable future. In addition, we expect to have minimal revenues during this period and expect to incur a substantial accumulated deficit.

Lack of Prior Manufacturing Experience. We have no motorcycle manufacturing, assembling or selling experience. Accordingly, we can give no assurances that we will be successful in manufacturing, assembling and selling a heavy cruiser motorcycle product on a cost effective basis.

No Dividends. Anticipated capital requirements make it highly unlikely that any dividends will be paid with respect to the Common Stock now or in the foreseeable future.

Management Risk Factors

Dependence on Gregory G. Coates and George J. Coates. The successful development of our heavy motorcycle business, including its production, assembly, marketing and selling operations will initially be dependent upon Gregory G. Coates and George J. Coates. Accordingly, the loss of the availability or services of either Gregory G. Coates or George J. Coates, whether due to death, incapacity or otherwise, would have a material adverse effect on our business and operations. See "Management."

Ownership of our Company. Our Company has been capitalized as a subsidiary of our Parent, Coates International, Ltd. Our Parent will at all times own approximately 50+% of our equity ownership, represented by our initial issuance to it of 2,550,000 shares of our stock which ownership percentage is protected from dilution by an anti-dilution right. We gave our Parent these shares and the anti-dilution right as consideration for our Parent's granting us an exclusive sublicense, covering its patent and technology rights over the "Coates Spherical Rotary Valve" in the western hemisphere; see, "Sublicense". We also issued 2,500,000 initial Shares to the Coates family in exchange for their grant to us of a non-exclusive license, covering their patent and technology rights over the "Coates Spherical Rotary Valve" in the rest of the world; see, "License". Although these 2,500,000 Shares initially represent approximately 49%of our equity, their ownership position is subject to dilution, as a result of this Offering and in cases of future issuances of our stock for proper corporate purposes. For example, the successful sale of 500,000 of the 2,000,000 Shares in this Offering will trigger an automatic increase in our Parent's equity ownership position, from its current 2,550,000 shares to 3,050,000 of our shares. This automatic increase of 500,000 shares is required pursuant to the "anti-dilution right" we granted to our Parent in the Sublicense. This anti-dilution right guarantees that our Parent will own approximately 50+% of our equity ownership as long as we remain in existence. On the other hand, the 2,500,000 shares issued to the Coates family, comprised of George J. Coates, Gregory G. Coates and the Coates Trust, in exchange for the non-exclusive License, are not protected by an "anti-dilution" right like the one we granted to our Parent. Accordingly, the successful sale of 500,000 of the 2,000,000 Shares in this Offering will reduce the Coates family's aggregate equity ownership in our Company from approximately 49% to approximately 41.25% and, in the event we sell all of the 2,000,000 Shares in this Offering, to approximately 27.70%. ( See "Dilution").

The consideration, or payment, we made to the Coates Family, represented by our issuance to its members of 2,500,000 shares of our stock, and to our Parent, represented by the issuance to it of 2,550,000 shares of our stock with the anti-dilution right, were arbitrarily determined by our Parent's management. The decision concerning the amount of these payments, represented by the issuance of these amounts of our shares and in the case of the Parent, the anti-dilution right, was not based upon any arms length negotiations or any other recognizable criterion of value.

Conflicts of Interest: Gregory G. Coates and George J. Coates. The success of our Offering, our current and future business operations and plans, our ability to obtain future financing as well as our current and future financial condition may be adversely and materially affected by certain conflicts of interest assumed by Gregory G. Coates and George J. Coates, which include but are not limited to the following:

Services To be Rendered. Gregory G. Coates and George J. Coates are currently employed by our Parent, Coates International, Ltd. Although Gregory G. Coates, our President, will devote his full-time to our business and its development, he may be called upon to render services from time to time to our Parent. George J. Coates, our Chief Executive Officer and a director, also serves as the President and Chief Executive Officer of our Parent, Coates International, Ltd. As our Chief Executive Officer, Mr. Coates shall devote as much of his time as is necessary to our management and operations. Mr. George J. Coates shall not be be paid for the services he renders to us while he serves as our Chief Executive Officer. Gregory G. Coates will be paid by us for his services, the amount of which compensation will depend upon such factors as the success of this Offering, the success of our production, marketing and the volume of our motorcycle sales. Neither Gregory G. Coates nor Geoge J. Coates currently have employment agreements with our Parent nor with us and we do not anticipate entering into employment agreements with either of them in the forseeable future. Both Messrs. Coates, therefore, will be rendering services to us and to our Parent which represent direct conflicts of interest. Accordingly, investors should be aware that Gregory G. Coates, due to his occasional ongoing commitments to our Parent, and George J. Coates, due to his current commitments to our Parent, may not be in a position to render to us the amount of time and services we will require to develop and operate a successful business.

Control of Equity Ownership. George J. Coates owns approximately 78% and his son, Gregory G. Coates, owns an approximate 5%, respectively, of the ownership equity of our Parent, Coates International, Ltd. Their combined holdings represent an approximate aggregate 83.5% equity ownership position in our Parent. Conjunctively, our Parent, due to the anti-dilution right we gave it, currently and throughout our corporate existence, will continue to own in excess of 50% of our ownership equity interests. Accordingly, the Coates family, by virtue of its control position in our Parent, will be able to control our management and business operations, including but not limited to appointing all of the members of our Board of Directors and all of our officers for the foreseeable future, as long as they remain controlling shareholders of our Parent.

Offering Risk Factors

Arbitrary Offering Price. Our offering price of $10 per common share been arbitrarily determined by our management. This offering price should not be considered as any indication of the value of our Company or our shares. The offering price does not bear any relationship to our assets, net worth, results of operations, book value or any other objective criteria of value. Our offering price should not be considered as any indication of the future value of our shares.

No Trading Market exists and May Never Develop For Our Common Stock And Any Market That Does Develop May Be Sporadic Or Volatile. Our common shares are not listed for trading on any stock exchange. Although we intend to apply to list our common stock for trading on either the American Stock Exchange or the over-the-counter Bulletin Board, we may not qualify for such listing. Even if our common stock was to qualify for such listing and begin trading, we cannot provide any assurances that a stable and liquid trading market will develop for our shares, or if such a trading market was to develop, whether it could be sustained.

The Value of Our Shares You Purchase May be Effected by Penny Stock Regulations. Even if our application to list our common shares on the over-the-counter Bulletin Board was successful, the U.S. Securities and Exchange Commission (the "Commission") recently adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a trading price of less than $5.00 (other than securities registered on certain national securities exchanges, or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Even though we may successfully sell part or all of our common shares in this Offering at our offering price of $10 per share and we later achieve their listing on the American Stock Exchange or on the Bulletin Board, our subsequent share trading price could fall below $5.00 for any number of reasons, including general economic conditions. If our common share trading price was to drop below $5.00, the penny stock rules require a broker-dealer, prior to any transaction in our stock, then considered a penny stock, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with the current bid and offer quotations for our stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of our stock and any other penny stock held in the customer's account. The bid and offer quotations for our stock, and the broker-dealer and sales person compensation information, must be given to the customer orally or in writing before or with the customer's confirmation to purchase our stock. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our stock if our stock becomes subject to the penny stock rules. Although the offering price of our common stock has been set at $10.00, no assurance can be given that prices above $5.00 will be maintained in any future trading market that might develop. If the price of the common stock drops below $5.00 it would be subject to the penny stock rules and investors in this Offering may find it more difficult to sell their common stock until the Company's common stock trades on the a national securities exchange, the Nasqac or sells at a price greater than $5.00 per share.

George J. Coates - 10,000 Shares are Redeemable. In order to fund our initial organizational costs and expenses, George J. Coates contributed $100,000 to us for which we issued to him 10,000 shares of our common stock. We agreed to "redeem" or buy back these shares from Mr. Coates for the same price of $10 per share when we have the funds available to us for this redemption. In addition, George Coates has loaned our Company approximately $300,000 to assist us. We intend to pay these loans back out of the proceeds of this Offering; see, "Use of Proceeds". Investors should know that the Company does not intend to offer to them any redemption right such as that given to George J. Coates. Investors will not be able to sell their shares back to us and the Company will not redeem any of our shares once an investor purchases them. Except as may be required by applicable law, we will not give any investors in this Offering any right to rescind their investment in our Company shares.

Immediate Substantial Dilution. At June 30, 2003 we had a pro forma net tangible book value of $95,218 or a $.02 per outstanding share of the then outstanding common shares. Purchasers of shares of the common stock offered hereby who are paying an effective purchase price of $10 per share of common stock will suffer an immediate substantial dilution based upon the difference between their per share purchase price and the adjusted per share net book value of the common stock after the offering. See "Dilution."

If We Issue Additional Shares, Your Shares Would Suffer Further Dilution. Under applicable law, we have the right to issue additional common shares to employees, management, directors, advisors and consultants for services rendered and for other proper corporate purposes. In the event we issue additional common shares, the percentage ownership of our Company that the shares you purchase in this Offering represent will be reduced. In addition, such further stock issuances will reduce your voting power as a shareholder.

Use Of Proceeds

After deducting the estimated expenses of this Offering, all of which will be paid by the Company, the net proceeds to be received by the Company are estimated to aggregate $17,950,000 if all 2,000,000 shares of Common Stock offered hereby are sold. It is anticipated that the net proceeds will be allocated in the approximate amounts set forth below.

Assuming all of the 2,000,000 Shares offered hereby are sold
USE
1. Parts to manufacture 400 motorcycles	$ 5,000,000
2. Hiring 18 Assembly workers	$ 1,150,000
3. Marketing Worldwide	$ 500,000
4. Accounting	$ 150,000
5. Legal	$ 300,000
6. Purchase New Plant	$ 2,500,000
7. Local Taxes	$ 550,000
8. Utilities	$ 120,000
9. Management Salaries	$ 500,000
10. Equipment	$ 1,200,000
11.(a) Repayment of Loans(1)	$ 350,000
(b) Redemption of Shares	$ 100.000
12. Cost of Offering(2)	$ 2,150,000
13. Working Capital	$ 5,430,000
$20,000,000

(1) Represents amount of loan principal estimated to be made by George J. Coates, Coates International, Ltd. and other affiliates to us in the next 90 days.

(2) Includes the legal and printing costs of this Offering (estimated at $100,000) as well as provision to pay commissions of up to 10% of the proceeds raised to NASD registered broker-dealers who may assist us in this Offering.

None of the expenditures described above constitutes a firm commitment by the Company. Projected expenditures are estimates or approximations only. Future events, including changes in the economic climate or in the Company's planned business operations, including the success or lack of success of Company's intended business activities, may result in material shifts in the allocation of funds necessary or desirable. Any such shift will be at the discretion of the Board of Directors. See "Management." Prior to expenditure, the net proceeds will be invested in short-term interest-bearing securities, money market funds or marketable securities.

Dividend Policy

We have never declared or paid any cash dividend on any of our securities. We intend to retain future earnings, if any, to finance our business operations. We do not expect to pay any cash dividends in the foreseeable future.

Determination Of Offering Price.

The $10 per share offering price for the 2,000,000 shares of our common stock was established arbitrarily by the management of our Company, without reference to any established criteria of value, including our financial condition and assets. There is no established market for our common stock we are registering for sale. We cannot give any investor assurances that a public market will be established for our shares. We intend to apply to list our shares for trading on either the American Stock Exchange or on the over-the-counter Bulletin Board so that we can establish a public market for our shares. Even if we succeed to list our shares on one of these markets, the public market trading price for our shares may fall below our offering price of $10 per share.

Dilution.

Investors will suffer immediate and substantial dilution as a result of purchasing our shares. At June 30, 2003, the outstanding common stock had a net tangible book value (deficit) per share of approximately $.02. The term "net tangible book value per share" represents the amount of tangible assets less the amount of liabilities divided by the number of shares of common stock outstanding. After giving effect to the sale of all of the 2,000,000 shares of common stock offered hereby at $10.00 per share, and assuming the receipt of the net proceeds (after deducting the estimated Offering Expenses therefrom), the adjusted pro forma net tangible book value per share of the outstanding Common Stock and the 2,000,000 common shares offered hereby, as of June 30, 2003 would increase to approximately $1.98. Consequently, the purchasers of shares of the common stock offered hereby, will sustain an immediate dilution of approximately $8.02 per share, as illustrated by the following table.

Offering price per share of Common Stock $10.00

Net tangible book value (deficit) per share

of Common Stock at June 30, 2003 ($.02)

Increase in net tangible book

value per share of Common Stock $1.95

Adjusted net tangible book value per

share of Common Stock after Offering $1.97

Per share dilution to investors $8.03

(1) After deduction of the estimated expenses of this Offering.

Our Best Efforts Offering

Our President, Gregory G. Coates, will use his best efforts to offer up to 2,000,000 shares of our common stock for sale to the public. This "best efforts" means that none of our officers or directors has made any commitment to us to purchase any part or all of the 2,000,000 shares we intend to sell. In addition, if we utilize the services one or more NASD registered broker-dealers to assist us in our Offering, we anticipate that these broker-dealers as well will limit their commitment to a best efforts agreement to find purchasers for the shares we are offering for sale. We will continue our Offering for the 9 month period following the date the Securities and Exchange Commission declares the registration statement of which this Prospectus forms a part, effective. Each purchaser will receive instructions from us or from any NASD registered broker-dealer who assists us, to send their written statement of how many shares they want to purchase, the amount of their payment, their address and social security number or federal tax identification number to us and we will authorize our stock transfer agent, American Stock Transfer & Trust Company of New York, New York, to issue our Shares to the purchasers in this Offering after it is declared effective. We will have ten (10) days after receipt to reject any subscription offered to us.

Plan of Distribution

This is a "direct public" offering. There is no minimum amount that must be sold, and we will receive any proceeds from this offering immediately upon the acceptance of any subscriptions we receive. We will accept or reject any subscriptions within ten days of receipt, and any checks submitted with rejected subscription will be returned promptly. Upon accepting a subscription for shares, our transfer agent will issue the shares to the purchasers. We will continue our offering of the shares for the nine months following the date the Securities and Exchange Commission declares our registration statement effective. We will sell the shares on a "direct public offering basis" through our president, Gregory G. Coates, who will not receive any compensation in connection with the sale of shares, although we will reimburse him for expenses incurred in connection with the offer and sale of the shares. Gregory G. Coates will be relying on Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sale of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, Gregory G. Coates must be in compliance with all of the following:

  must not be subject to a statutory disqualification;
  must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
  must not be an associated person of a broker-dealer;
  must restrict participation to transactions involving offers and sale of the shares;
  must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and
  must restrict participation to written communications or responses to inquiries of potential purchasers.

Mr. Gregory G. Coates will comply with the guidelines enumerated in Rule 3a4-1. Certain of our officer and directors may purchase shares in this offering. You may purchase shares by sending to us a written statement of how many shares you want to purchase, giving us your name, address and social security number or federal tax identification number and delivering it with your payment in full for all shares which you wish to purchase to our offices. All payments are to be made by cash, check or money order payable only to: "Coates Motorcycle Company, Ltd.", and delivered to the Company. Your subscription shall not become effective until accepted by us. We will either accept or reject your subscription within 10 days, and if we reject your subscription, we will return your payment.

We have not retained a broker for the sale of our shares being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed. All sales will be made in compliance with the securities laws of local jurisdictions. Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

The Company has also agreed to indemnify Mr. Gregory G. Coates and any directors against specified liabilities including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company, we have advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. We have advised Mr. Gregory G. Coates that while he is engaged in a distribution of the shares included in this prospectus he is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes Mr. Gregory G. Coates, any of our other directors, officers, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

Legal Proceedings.

The Company is not a party to any pending legal proceeding.

Directors, Executive Officers, Promoters And Control Persons.

At June 30, 2003, our executive officers and directors were:

Name Position Term(s) of Office

----------------------- ------------------------ -----------------------

Gregory G. Coates President and Director From May 1, 2003 to present

George J. Coates Chief Executive

Officer and Director From May 1, 2003 to present

John P. Fager Director From May 1, 2003 to present

Robert G. McLean Director From September 19, 2003 to

present

Jeffrey L. England Director From September 19, 2003 to

present

Gregory G. Coates. Mr. Gregory G. Coates, age 33, is our President and a member of our Board of Directors. Gregory Coates is responsible for the design and construction of our heavy cruiser motorcycle. He has also been instrumental in organizing our business plan and will supervise all aspects of our operations. Mr. Gregory Coates has been an officer and employee of our Parent, Coates International, Ltd., since its inception over ten years ago. He has the Certificate from the City and Guilds of London for Engineering and Physical Science from the College of Technology in Dublin, Ireland. Mr. Greg Coates has served in various engineering apprenticeships, both in Ireland with SCR Motor Engineering and in the United States with our Parent. Gregory Coates created and contributed certain engineering and design aspects of the technology upon which the Coates CSRV System is based and upon which several of its patents were awarded. Gregory Coates is the owner of the patent on the "Coates Self-Adjusting Bearing" and is an associate member of the Engineering Society for Advancing Mobility Land, Sea, Air & Space International.

George J. Coates. Mr. George J. Coates, age 60, is our Chief Executive Officer and a member of our Board of Directors. The founder of our Parent, Coates International, Ltd., and the inventor of the "Coates Spherical Rotary Valve", Mr. Coates shall serve as an officer and director of our Company without compensation until funding; following funding, Mr. Coates has agreed to devote as much time as necessary to the development of our operations and shall be paid an hourly rate for his services. Mr. Coates currently serves as the President and Chief Executive Officer of our Parent, Coates International, Ltd. Mr. Coates is an Irish citizen but has been granted resident alien status in the United States. He served two apprenticeships in Europe while attending the College of Technology, and as an Associate member of the S.A.E. He received The City and Guilds of London for electrical and mechanical engineering. He is a former management director of SCR motor engineers of Europe and holds the certificates of Ministry of Transport in the United Kingdom. He worked as an engineer for Rolls Royce and Mercedes Benz, and holds approximately 300 patents worldwide. In addition to his inventions and patents surrounding the Coates Spherical Rotary Valve, Mr. Coates has also systems covering coolant disc brakes, a hydraulic suspension and a turbine engine.

John P. Fager. Mr. John P. Fager , age 49, has agreed tol serve as a member of our Board of Directors. John started a custom motorcycle business, Iron Works Motorcycles, Inc., in Toms River New Jersey, where he has customized and serviced heavy motorcycles, primarily Harley Davidson models, for the past ten years. In this enterprise, Mr. Fager has worked with motorcycle manufacturers and parts suppliers nation-wide, and will utilize these skills and experience to advise our management on various aspects of inventory purchases, assembly and shipping operations. John has extensive supervisory experience in many mechanical engineering disciplines in the power plant industry.

Robert G. McLean. Mr. McLean, age 57, has agreed to serve as a member of our Board of Directors. Mr. McLean's professional experience includes various senior positions with George S. May, an international management consulting firm, Merrill Lynch and Stephens, Inc., a private financial services firm. During the past five years, Mr. McLean has been a private investor and manages his personal holdings, which include his role as a principal and officer of McLean, England & Associates, LLC which owns an exclusive technology license from our Parent, Coates International, Ltd., for motor vehicles over 8,000 lbs. in North America. Mr. McLean received his Business Degree from Arkansas State University in 1969.

Jeffrey L. England. Mr. England, age 44, shall also serve as a member of our Board of Directors. During the past nine years, Mr. England has managed his own private investment firm, England Investments, Ltd. Active in oil and gas exploration and development, his firm is currently participating in gas exploration in the Arkoma Basin in Northern Arkansas. Prior to the commencement of his own firm, Mr. England held senior positions with Merrill Lynch, EF Hutton and Paine Webber, advising institutional clients. As Mr. McLean, Mr. England is a principal and officer of McLean, England & Associates, LLC which has the exclusive technology license from our Parent, Coates International, Ltd., for motor vehicles over 8,000 lbs. in North America. Mr. England received his business degree from the University of Arkansas in 1980.

Security Ownership Of Certain Beneficial Owners And Management

The following sets forth as of June 30, 2003, the ownership of our Common Stock by (i) persons who have beneficial ownership of more than 5% of our outstanding Common Stock, (ii) each officer and director of our Company and (iii) all executive officers and directors as a group.
Title of Class	Name and Address* of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Common Stock

Coates International, Ltd. (1)

Gregory G. Coates

President, Director

George J. Coates (2)

CEO, Director (3)(5)

Robert G. McLean

Director

Jeffrey L. England

Director

John P. Fager

Director

The Coates Trust (4)

Executive Officers and

Directors as a group

(5 persons)

		2,550,000 1,000,000+ 1,010,000+ (1,000)++ (1,000)++ (1,000)++ 500,000 2,510,000	50.40% 19.76% 19.96% -0- -0- -0- 9.88% 49.61%

* All addresses are c/o Coates Motorcycle Company, Ltd.,2100 Highway 34 & Ridgewood Road, Wall, N.J. 07719

+ If the 500,000 common shares beneficially owned by the Coates Trust are added to the share totals of Gregory G. Coates and George J. Coates, who are beneficiaries, their percentage ownerships are 29.64% and 29.84%, respectively.

++These shares have not yet been issued to these directors and will represent an approximate ownership percentage of .020%

each.

(1) Our Parent, Coates International, Ltd., received 2,550,000 of our common shares and an "anti-dilution" right to maintain its 50+% ownership in our stock in exchange for the exclusive "Sublicense" it granted us for the duration of the life of its

"Patents".

(2), (3) and (4) Gregory G. Coates and George J. Coates each received 1,000,000 shares and the Coates Trust received 500,000 shares of our common shares in exchange for a non-exclusive, worldwide "License". Unlike the anti-dilution right we gave to our Parent, Coates International, Ltd., the shares owned by these parties are subject to dilution. In addition, George J.

Coates contributed $100,000 of capital to our start-up operations, in consideration for which we issued 10,000 common shares to him.

(5) Seven and one-half years ago, the SEC commenced proceedings against Mr. Coates and our Parent, Coates International,

Ltd. ("CIL") in the United States District Court, Southern District of New York which, in August, 2001, was settled and the case dismissed. The SEC brought a civil action against CIL, Mr. George Coates and related parties for alleged violations of federal securities laws in connection with certain private placements that occurred in the early 1990's. Initially, the Court froze the assets of CIL and George J. Coates, appointing a special master to manage CIL's business affairs. Thereafter, CIL and George J. Coates negotiated a settlement with the SEC and a consent judgment was signed by CIL and Mr. Coates. The principal settlement provisions of this final consent judgment required: Mr. Coates to transfer ownership of CIL's Wall

Township business premises to CIL; permitted Mr. Coates to retain title to the Coates Patents as long as he reimbursed the

Company for the costs associated therewith, and; CIL's commitment to undertake a registered rescission offer to certain private placement investors. George J. Coates agreed to use up to approximately $800,000 of his own funds first to buy back CIL stock from those investors who chose rescission, with any required further rescission funds necessary to complete the rescission offer to be paid by CIL. The rescission offer was completed in 1997 with only 32 of the 328 private placement investors electing to rescind their investment. The 32 rescinding investors received $1,270,000 of rescission funds out of approximately $6,500,000 invested by these investors. Following the rescission, the Court dismissed the special master and the Company continued under the control of Mr. Coates. In concluding this proceeding, Mr. Coates was assessed a fine of $40,000 by the Court based upon its findings of four violations of federal securities disclosure laws in connection with the private placements. Specifically, the Court found that the private placement offering documents used by Mr. Coates at the time misrepresented that (1) the Coates systems engine surpassed the emissions standards imposed by the EPA; (2) the offering documents omitted disclosing Harley Davidson's discontinuance of testing the Coates prototype engines due to Harley's claims of malfunction; (3) the Company had a substantial number of firm orders for engines equipped with the Coates System when the orders were found to be provisional, and; (4) the Company owned the patents to the Coates System when, at the time, they were owned by Mr. Coates.

Since the above events, our Parent, Coates International, Ltd., has become a public reporting company, registering its class of common shares under federal securities laws and, as a result, files quarterly, annual and special reports with the

Securities and Exchange Commission. Our Parent has also entered into various license agreements, licensing the technology and patents covering the "Coates Spherical Rotary Valve" to various entities. Following the initial design and construction of our motorcycle prototype, our Parent decided to organize our Company into a subsidiary for the specific purpose of designing and marketing its own heavy cruiser motorcycle. Our initial tailpipe emission tests in June, 2003, for our prototype heavy cruiser motorcycle achieved a result of 1.5 grams per kilometer of hydrocarbons, when the US EPA standard is currently 5 grams per kilometer, while our motorcycle results for carbon monoxide were 6.8 grams per kilometer with the applicable US EPA standard being 12 grams per kilometer.

Description Of Securities

We are currently authorized by our Certificate of Incorporation to issue an aggregate 60,000,000 shares of capital stock including 50,000,000 shares of Common Stock, $.001 par value ("Common Stock") and 10,000,000 shares of "blank check" preferred stock, $.001 par value ("Preferred Stock"). At the date hereof, we have 5,060,000 shares of our Common Stock outstanding and no shares of our Preferred Stock.

Common Stock

The holders of shares of Common Stock are entitled to one vote per share held on all matters submitted to a vote of our shareholders. In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of our Company's dissolution or liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all our liabilities and, if applicable, as well as all required prior payments with respect to any outstanding shares of Preferred Stock.. Except for the anti-dilution right we gave to our Parent, Coates International, Ltd., the holders of Common Stock do not have any subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional unissued or treasury shares.

In order to provide funds for our initial organizational costs and expenses, George J. Coates contributed $100,000 of his personal funds to us and we issued 10,000 shares of our common stock to him. We have agreed to "redeem" and buy back these 10,000 shares from Mr. Coates at the same price when we have sufficient funds available to do so.

Preferred Stock

Our Board of Directors may decide to create a series of preferred stock out of the available Preferred Stock with special voting, conversion or liquidation rights for proper corporate purposes without the need to seek any approval of our shareholders. Our Certificate of Incorporation gives our Board of Directors the right to form any number of series from our unissued pool of 10,000,000 shares of Preferred Stock. The Board may give any one or more series of preferred shares a superior or subordinate position to our Common Stock in liquidation or conversion, or an equal position as long as the Board does so for a proper corporate purpose.

General

In addition to voting at duly called meetings at which a quorum is present in person or by proxy, Delaware Law provides that shareholders may take action without the holding of a meeting by written consent or consents signed by the holders of a majority of the outstanding shares of our stock entitled to vote on such matters. Prompt notice of the taking of any action without a meeting by less than unanimous consent of the shareholders will be given to those shareholders who do not consent in writing to the action. The purposes of this provision are to facilitate action by shareholders and to reduce the corporate expense associated with annual and special meetings of shareholders.

These descriptions of the terms of our Common Stock and Preferred Stock are summaries and are qualified in their entireties by the provisions of our Certificate of Incorporation as amended, a copy of which is available for inspection at our offices.

Interest of Named Experts And Counsel

The validity of the shares of our common stock offered in this Prospectus will be passed upon by the law firm of Joseph J. Tomasek, Esq. of Somerville, New Jersey.

The financial statements included in this Prospectus have been reviewed by the firm of Rosenberg Rich Baker Berman & Company of Bridgewater, New Jersey, independent certified accountants for the periods indicated and as contained in their report included herein and we include them in reliance upon the authority and consent of such firm as experts in accounting and auditing.

The Registrant's Restated Certificate of Incorporation (Article TENTH) contains provisions limiting the liability of its Directors and requiring the Registrant to indemnify all persons whom it has the power to indemnify, to the maximum extent permitted under the General Corporation Law of the State of Delaware (the "GCL"). In accordance with the GCL, Article TENTH also limits the personal liability of a director to the corporation or its shareholders for monetary damages for breaches of fiduciary duty as a director except for (a) breaches of the director's duty of loyalty, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) effecting of certain unlawful payments related to the corporation's capital stock, and (d) transactions from which the director derived an improper benefit. The provisions of the GCL will not impair the Registrant's ability to seek injunctive relief for breaches of fiduciary duty. Such relief, however, may not always be available as a practical matter.

The GCL also contains provisions giving a corporation broad powers to indemnify officers, directors, employees and agents against liability and for their expenses in defending against threatened liability if the individual acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.

Description of Business

Form and Year of Organization

Our Company was organized under the laws of the State of Delaware in 1995. From its inception through fiscal year 2002, our Company had no business activities or operations and none of its capital stock was issued.

During the first quarter of 2003, our Company, Coates Motorcycle Company, Ltd. (the "Company" or "CMC") was reorganized as a subsidiary of our Parent, Coates International, Ltd. to manufacture and sell heavy cruiser motorcycles with engines equipped with the "Coates Spherical Rotary Valve" and other proprietary enhancements created and owned by Coates International Ltd., George J. Coates and Gregory G. Coates (the "CSRV System"). Our Company intends to manufacture, construct and sell heavy cruiser motorcycles.

The Exclusive Sublicense

We received an exclusive sublicense from Coates International, Ltd. to make, use and sell motorcycles utilizing the CSRV System in the countries and their territories comprising North America, Central America and South America (collectively, the "Western Hemisphere"). In exchange for this exclusive sublicense, we issued more than 50% of our ownership interests, in the form of 2,550,000 shares of its common stock, to Coates International, Ltd. which became by virtue of such issuance, became our "Parent" corporation and our Company, our Parent's subsidiary corporation.

In addition, the terms of this exclusive sublicense include an "anti-dilution" right, providing our Parent with the right to continue to own in excess of 50% of our common stock at all times during the term of the sublicense. This "anti-dilution" right guarantees that the Parent will be the Company's majority and controlling shareholder throughout the sublicense period and, therefore, will generally be permitted to control the Company's management, including the membership of its board of directors, and business operations under Delaware law. Both Coates International, Ltd., our "Parent", and Coates Motorcycle Company, Ltd., its "subsidiary", are organized under the laws of the State of Delaware. We will sometimes refer to our exclusive sublicense agreement with our Parent as the "Sublicense".

The Non-Exclusive License

We also entered into a non-exclusive license agreement with the Coates Trust, George J. Coates and Gregory G. Coates to use and sell ( not make or manufacture) motorcycles employing the CSRV System in all the countries of the World except in the Western Hemisphere. In exchange for this non-exclusive license, we issued to George J. Coates, Gregory G. Coates and the Coates Family Trust an aggregate of 2,500,000 shares of its common stock, representing an approximate initial 49% ownership position in our Company. Unlike the Sublicense, this non-exclusive license does not contain any "anti-dilution" rights in favor of any party. We will sometimes refer to our non-exclusive license agreement with George J. Coates ,Gregory G. Coates and the Coates Trust as the "License".

Our "Parent": Coates International, Ltd.

Our Parent, Coates International Ltd., is a Delaware corporation organized in October 1991 by George J. Coates . Our Parent holds an exclusive license from George J. Coates and his son, Gregory G. Coates, to manufacture, sell and grant sublicenses with respect to products based on the Coates Patents in the Western Hemisphere. George J. Coates and Gregory G. Coates have also agreed, as long as our Parent remains independent and viable, not to compete with our Parent in the manufacture, assembly, use, or sale of internal combustion engines utilizing the technology falling within the scope of the Coates Patents in the Western Hemisphere, or to grant any other exclusive or non-exclusive license in the Western Hemisphere except through our Parent.

As used herein, the term "Company", "we", "our", or "us" refers to Coates Motorcycle Company, Ltd., a Delaware corporation. The Company's offices is located at Highway 34 and Ridgewood Road, Wall Township, New Jersey 07719 where its telephone number is (732) 449-7717.

Background

Based upon the strength of the heavy cruiser motorcycle market in the United States and in certain other parts of the world, our Parent, George J. Coates and Gregory G. Coates decided to organize our Company as a separate subsidiary within which to manufacture, market and sell new heavy cruiser motorcycle incorporating the Coates CSRV System.

Business Plan

The Coates Heavy Cruiser Model Motorcycle Line

We believe that a new heavy cruiser motorcycle utilizing the CSRV System in its engine will be able to compete with other similar heavy motorcycles currently available in the market. Our heavy cruiser motorcycles, equipped with a new engine utilizing the Coates CSRV System, has the potential to produce high performance, fuel efficiency and durability. We intend to initially construct motorcycle models with a twin CSRV, four stroke, air cooled 1,625 cc engine, equipped with disc brakes and incorporating the Coates CSRV System.

We have completed the construction of two heavy cruiser motorcycles, utilizing the Coates CSRV System. We anticipate that these motorcycles will undergo emissions and safety testing in the next several months in order to comply with applicable state and federal regulations.

Competition: The Heavy Motorcycle Market

During each year of the period, 1997 through 2001, the heavy motorcycle market in the United States has increased dramatically. Heavy motorcycles or heavyweight motorcycles are those which have engine displacement of 651+cc. The United States market for heavy motorcycles is dominated by Harley-Davidson (approximately 45%), Honda (approximately 20%), Suzuki (approximately 10%) with Kawasaki, Yamaha and others controlling the rest of this marketplace(1).

We believe that we can manufacture, assemble and sell approximately 100 of our new heavy cruiser motorcycles with approximately between $2,5000,000 and $3,000,000 of the funds received from this Offering within twelve months from funding. The basic design of the parts and engine has already been accomplished. The only delays we anticipate are non-material engine refinements and the emissions and safety testing protocols. The manufacture and assembly of these targeted 100 motorcycles will not be delayed since we have already negotiated costs and expenses with the suppliers for all of the parts, including engine blocks and frames.

Because of the special features, including its design and utilization of the Coates CSRV System, we expect the retail price for our heavy cruiser motorcycle to be slightly higher than other heavy motorcycles, in the price range of between $25,000 to $30,000.

Assuming we are successful in selling the entire 2,000,000 Common Shares in this Offering, receiving gross offering proceeds of $20,000,000, we expect to manufacture, assemble and sell approximately between 500 and 750 heavy cruiser motorcycles within 24 months from funding. Of course, this schedule is subject to unforeseeable events and delays due to testing protocols. Based upon our conservative estimates of overhead costs, we anticipate a net profit before taxes of approximately 50% of the retail price.

We expect that our capital requirements will increase, depending upon the success of our Offering, sometime commencing 12 months following completion of this Offering. The manufacture and assembly of heavy motorcycles is a capital intensive business, that will require the Company to secure warehousing facilities for its inventory, a new location for its management and assembly operation. In anticipation of the successful completion of this Offering, we are searching and investigating available properties for our future use. We expect to utilize the facilities of our Parent, Coates International, Ltd., in Wall, New Jersey for our executive offices, inventory storage and assembly operations. We will pay our Parent monthly rent of $5,000 for the use of its current offices and facilities.

The Coates CSRV System

The Coates CSRV System differs from the conventional poppet valve system currently used in almost all piston driven automotive, motorcycle and marine engines, by changing the method by which the air and fuel mixture is delivered to the engine cylinder as well as the method of expelling the exhaust gases after the mixture is ignited. Unlike the poppet valve which protrudes into the engine cylinder, the Coates CSRV System utilizes spherical valves which do not protrude into the cylinder but rotate in a cavity formed between a two piece cylinder head. As a result of employing fewer moving parts as compared to the poppet valve and not protruding into the engine cylinder, management believes that the Coates CSRV System will promote less engine wear and will require less lubrication over the life of the engine. In addition, because the Coates CSRV System does not employ parts which protrude into the engine cylinder, it is designed with larger openings into the cylinder than conventional poppet valves so that more fuel and air mixture can be inducted into and expelled from the engine cylinder in a shorter period of time using the Coates CSRV System, leading to an ability to operate the engine faster and an ability to utilize higher compression ratios with lower combustion chamber temperatures. Management believes that as a result, engines modified with the Coates CSRV System will produce more power than similar engines utilizing the poppet valve system.

The Coates CSRV System operates on ceramic carbon bearings and seals, the seals and sealing mechanism being activated by variations in combustion chamber pressure. As a result of employing fewer moving parts as compared to the poppet valve and not protruding into the engine cylinder, management believes that the Coates CSRV System will promote less engine wear and will require less lubrication over the life of the engine. In addition, because the Coates CSRV System does not employ parts which protrude into the engine cylinder, it is designed with larger openings into the cylinder than conventional poppet valves so that more fuel and air mixture can be inducted into and expelled from the engine cylinder in a shorter period of time using the Coates CSRV Systems, leading to an ability to operate the engine faster and an ability to utilize higher compression ratios with lower combustion chamber temperatures.

Patents and Licenses: Coates International, Ltd.

We have received an exclusive Sublicense from our Parent, Coates International, Ltd. We have also signed an agreement and received a non-exclusive License from George J. Coates, Gregory G. Coates and their family trust. These agreements effectively give us the ability to exclusively manufacture, assemble and sell our motorcycle products in the Western Hemisphere. We have the non-exclusive right to use (not manufacture) and sell our motorcycle products in all other parts of the world. The Sublicense and the License give us the right to utilize all existing patents and future enhancements, whether patentable or not, covering the Coates CSRV System for the duration of the legal life of these patents, generally 20 years.

A brief history of the patents we are entitled to use shows the early development of this extraordinary technology. In 1982, George J. Coates obtained a patent from the Republic of Ireland for the Mark I version of the Coates spherical rotary valve SRV Engine for use in piston driven internal combustion engines. In 1986, George J. Coates emigrated to the United States where he commenced development of the Mark II version and subsequently the Mark III version of his spherical rotary valve SRV Engine. Between 1990 and 1994, George J. Coates was issued seven United States patents (the "Coates Patents") with respect to various aspects of the Coates SRV Engines including the Mark II and Mark III version. The Coates Patents are as follows:

Date Date

US Patent No. Application Filed of Patent

4,989,576 (Mark I) July 26,1982 February 5,1991

4,953,527 (Mark II) November 14,1998 September 4,1990

4,989,558 (Mark II) September 14,1998 February 5, 1991

4,944,261 (Mark IIB) October 16,1989 July 31,1990

4,976,232 (Valve Seal) December 6,1989 December 11,1990

5,109,814 (Spherical Valve) May 10,1991 May 5,1992

5,361,739 (Mark III) May 12,1993 November 8,1994

5,048,979 (Self-Adjusting

Bearing Assembly) June 13, 1990 September 17, 1991

5,601,405 (Valve Apparatus

for Steam Turbines) August 14, 1995 February 11, 1997

6,008,710 (Magnetic Inductor

Water Conditioner) May 17, 1999 December 28, 1999

6,308,676B1 (Cooling System

for Rotary Valve Engine) September 8, 2000 October 30, 2001

6,293,098B1 (Methods &

Apparatus for Joining

Pressurized Exhaust

Manifold Sections) August 29, 2000 September 25, 2001

In addition to the foregoing issued patents, Mr. George Coates has filed U.S. patent applications to obtain protection for further inventions covering:

Application No. Description

10/074311 Improved Valve Seals for Rotary Valve Engine

PCT/USO1/26872 Cooling Assembly for Spherical Rotary Valve Engine

10/336,896 Rotary Valve & Valve Seal Assembly

10/313,540 Improved Spherical Rotary Intake Valve

10/287,419 Piston Head for Internal Combustion Engine

235-0035 Piston Head for Diesel Engine

235-034 Bearing Assembly

20010023 Mark IIIB (Divisional Spheres)

The Mark I, Mark II, Mark IIB, and Mark III patents were also the subject of foreign filings by Mr. Coates who has been issued foreign patents with respect to some of these filings by Austria, Belarus, Belgium, China, Denmark, Finland, France, Republic of Georgia, Germany, Great Britain, Greece, Hungary, India, Indonesia, Ireland, Israel, Italy, Jordan, Korea, Luxembourg, The Netherlands, Portugal, Spain, Sweden, Switzerland as well as by Australia, Brazil, Bulgaria, Canada, Chile, the Czech Republic, Egypt, Hong Kong, Japan, Luxemburg, Malaysia, Mexico, New Zealand, Nigeria, Pakistan, Philippines, Poland, Romania, Republic of Russia, Saudi Arabia, Slovakia, Singapore, South Africa, Taiwan, Thailand, Turkey, Ukraine and Venezuela. Mr. Coates continues to have patent applications pending in some of these as well as other foreign countries.

Environmental Regulations

Our motorcycle engine utilizing the Coates Spherical Rotary Valve will be subject to extensive environmental laws, rules and regulations that impose standards for emissions and safety. Initial testing of one of our prototype motorcycle engines in June, 2003 by the independent testing facility, Compliance and Research Services, Inc. of Linden, New Jersey, provided the following preliminary results:

Tailpipe Emission Testing Results:

THC (Hydrocarbons): Applicable U.S. EPA Standard is fixed at a maximum quantity of 5.0 grams per kilometer.

Coates Motorcycle result: 1.5 grams per kilometer

CO(Carbon Monoxide): Applicable U.S. EPA Standard is fixed at a maximum quantity of 12.0 grams per kilometer.

Coates Motorcycle result: 6.8 grams per kilometer

Although these preliminary tailpipe emission tests were extremely positive, our motorcycle engine must undergo further testing under other U.S. Environmental Protection Agency and California Air Resources Board regulations covering emission standards, durability and safety. We expect to subject our motorcycle engine to these tests during the fall of 2003.

Employees

Gregory G. Coates, our President, and George J. Coates, our Chief Executive Officer, are devoting as much time as necessary to the organization and development of our business. They are contributing their services to the Company without compensation until the completion of our Offering. George J. Coates, the President and controlling shareholder of our Parent, will also serve as our Chief Executive Officer and a director of our Company and will assist Gregory G. Coates in the design and construction of our heavy cruiser motorcycles. Following funding, Gregory G. Coates will devote all of his time to our operations and will be paid a salary and other benefits, the amount of which has yet to be determined. Mr. George J. Coates will serve as President and generally will be available to us for consultation concerning our operations following funding. Mr. George J. Coates will devote his services to us without compensation, although we expect to reimburse him for any expenses incurred while rendering services to us.

Upon funding from this Offering, we intend to hire a chief financial officer. In addition, we have budgeted the hiring of approximately twenty employees for our administrative, assembly and sales support operations.

Plan of Operations

Business Strategy

We believe that our heavy cruiser motorcycle, equipped with the Coates Spherical Rotary Engine will successfully compete with other motorcycle products in the domestic market. Our business plan is twofold: first, to successfully complete the testing of our motorcycle, and then to commence assembly and marketing of our motorcycle. We have completed the design and construction of two prototype motorcycles. One has been subjected to a tailpipe emissions test at an independent testing facility and achieved excellent preliminary results. We plan to have our motorcycle undergo all necessary emissions tests, including fuel economy and durability tests by the end of the current calendar year. We are confident that our specially designed engine, employing the Coates Spherical Rotary Valve, will enhance our motorcycle's performance capabilities, permitting us to sell our product in the heavy cruiser motorcycle market.

We started to accept orders for our motorcycles. After our anticipated successful emissions, fuel economy and durability testing, we are targeting delivery of these motorcycle products to these customers for the second quarter of 2004. We have plans to initially assemble and market approximately 100 of our new heavy cruiser motorcycles within 12 months of raising between $2,500,000 and $3,000,000 in proceeds from this Offering. We expect to sell these motorcycles at retail prices between $25,000 to $30,000 each. We believe that if we succeed in raising the entire $20,000,000 in this Offering, we can assemble and sell between 500 and 750 heavy cruiser motorcycles within 24 months of closing on our Offering.

To date, we have utilized funds loaned to us by George J. Coates to finalize the design and construction of our two prototype heavy cruiser motorcycles, equipped with the Coates Spherical Rotary Valve. Mr. Coates has provided approximately $300,000 in funding on a revolving term loan basis. We intend to repay these borrowed funds to Mr. Coates out of the proceeds received from this Offering.

We have made business arrangements with various vendors and manufacturers throughout the United States to provide us with all the parts necessary to assemble and construct our heavy cruiser motorcycles. As our assembly and market operations grow, we expect to obtain more favorable pricing for our motorcycle parts, based upon economies of scale. We expect to hire employees for our assembly and marketing distribution operations as we receive funding from this Offering. See "Use of Proceeds".

Description of Property

Our Parent, Coates International, Ltd., has provided us with office and assembly space at its headquarters in Wall, New Jersey, without rental charge. We will pay our Parent a monthly rental fee of $5,000, commencing upon completion of our Offering. Following the completion of our Offering, we will either continue to lease space from our Parent or relocate to different facilities on a lease basis or purchase a facility to accommodate all of our operations.

Our Parent's executive offices and assembly/inventory facilities are located in an approximately 25,000 square foot one and one-half story building of concrete and steel construction on a 6 1/2 acre site in Wall Township, New Jersey.

Certain Relationships And Related Transactions

To date, George J. Coates, our Chief Executive Officer and a Director, loaned the Company approximately $300,000 to fund the design, development and manufacture of our initial prototype and production model motorcycle engines. Our Parent, Coates International, Ltd., has also loaned us approximately $15,000. We expect to pay back these loans upon the successful completion of this Offering.

We issued 2,550,000 shares of our common stock to our Parent, Coates International, Ltd., in exchange for its grant to us of the exclusive Sublicense. In addition, we granted our Parent an anti-dilution right pursuant to which our Parent will have the absolute right to maintain its 50+ % equity ownership for the duration of the Sublicense. As a result of this issuance and anti-dilution right, we are and will remain for the foreseeable future, a subsidiary of our Parent. Our Parent will retain its control position after this Offering and even in cases where we issue additional shares of our common stock for various proper corporate purposes in the future.

Market For Our Common Stock

As stated elsewhere in this Prospectus, there is no established public trading market for our common shares. Although we will apply for listing our common shares on either the American Stock Exchange or on the over-the-counter Bulletin Board, we cannot provide investors with any assurances that we will qualify for such listing, or, if we do qualify, that we will be able to develop and establish a sustained trading market for our common shares.

In addition to the 2,550,000 common shares we issued to our Parent for the Sublicense, we issued 1,000,000 shares to Gregory G. Coates, 1,000,000 shares to George J. Coates and 500,000 shares to the Coates Trust in exchange for the License. We also issue 10,000 common shares to George J. Coates for his capital contribution of $100,000. All of these 5,560,000 common shares will be eligible for sale under Rule 144 one year after their issuance in regulated broker's transactions subject to, among other requirements, a sales volume limitation and provided that we are current in filing all of our reports with the Securities and Exchange Commission.

We currently have only 4 shareholders of record which include our Parent, Gregory G. Coates, our President, George J. Coates, our Chief Executive Officer and the Coates Trust.

We intend to engage American Stock Transfer and Trust Company of New York, New York, to serve as our transfer agent.

Executive Compensation

None of our officers or directors have been compensated nor do any of them currently have employment contracts. Upon the successful completion of our Offering, we expect to pay to our officers the following compensation:

Gregory G. Coates, President: $100,000 per year.

Upon the effectiveness of the registration statement of which this Prospectus forms a part, we will become a reporting Company under applicable federal securities laws. As a reporting Company, we shall file quarterly, annual and special reports with the U.S. Securities and Exchange Commission.

Indemnification of Directors and Officers

The Registrant's Restated Certificate of Incorporation (Article TENTH) contains provisions limiting the liability of its Directors and requiring the Registrant to indemnify all persons whom it has the power to indemnify, to the maximum extent permitted under the General Corporation Law of the State of Delaware (the "GCL"). In accordance with the GCL, Article TENTH also limits the personal liability of a director to the corporation or its shareholders for monetary damages for breaches of fiduciary duty as a director except for (a) breaches of the director's duty of loyalty, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) effecting of certain unlawful payments related to the corporation's capital stock, and (d) transactions from which the director derived an improper benefit. The provisions of the GCL will not impair the Registrant's ability to seek injunctive relief for breaches of fiduciary duty. Such relief, however, may not always be available as a practical matter.

The GCL also contains provisions giving a corporation broad powers to indemnify officers, directors, employees and agents against liability and for their expenses in defending against threatened liability if the individual acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Index to Financial Statements

Independent Auditors Report, dated October 2, 2003.

Balance Sheet for the period ended June 30, 2003.

Statement of Operations for the period from inception, March 18, 2003 to June 30, 2003

Statement of Cash Flows for the period from inception, March 18, 2003 to June 30, 2003

Statement of Stockholders' Equity from inception, March 18, 2003 to June 30, 2003.

Notes to Financial Statements.

Independent Auditors' Report

To the Board of Directors and Stockholders of

Coates Motorcycle Company, Ltd..

We have audited the accompanying balance sheet of Coates Motorcycle Company, Ltd. as of June 30, 2003 and the related statements of operations, cash flows and stockholders' equity for the period beginning March 18, 2003 (date of inception) through June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coates Motorcycle Company, Ltd. as of June 30, 2003, and the results of their operations and cash flows for the period beginning March 18, 2003 (date of inception) through June 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey

October 2, 2003

Coates Motorcycle Company, Ltd.

(A Development Stage Company)

Balance Sheet

June 30, 2003

Assets

Current Assets
Cash	$14,154
Total Assets	14,154

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	18,833
Line of credit - related party	14,600
Due to officer	1,000
Shares subject to mandatory redemption	100,000

Total Current Liabilities	134,433

Customer deposits	4,500

Total Liabilities	138,933

Commitments and Contingencies	-
Stockholders' Equity
Common stock, $.001 par value, 50,000,000 shares authorized,
5,060,000 issued and outstanding	-

Preferred stock, 10,000,000 shares authorized, 0 shares issued and outstanding	-

Deficit accumulated during the development stage	(124,779)

Total Stockholders' Equity	(124,779)

Total Liabilities and Stockholders' Equity	$14,154

See notes to the financial statements.

Coates Motorcycle Company, Ltd.

(A Development Stage Company)

Statement of Operations

March 18, 2003 (Date of Inception) to June 30, 2003

Operating Expenses

Research and development costs	$47,225
General and administrative costs	77,558

Total Operating Expenses	124,783

Loss from operations	(124,783)

Interest income	4

Net Loss Before Benefit From Income Taxes	(124,779)

Benefit from income taxes	-

Net Loss	$(124,779)

Loss per share	$(0.07)

Weighted Average Number of Shares	1,733,260

See notes to the financial statements.

Coates Motorcycle Company, Ltd.

(A Development Stage Company)

Statement of Cash Flows

March 18, 2003 (Date of Inception) to June 30, 2003

Cash Flows from Operating Activities
Net (loss)	$(124,779)

Increase in Liabilities
Accounts payable	18,833
Customer deposits	4,500

Net Cash Used by Operating Activities	(101,446)

Cash Flows from Financing Activities
Proceeds from officer loans	1,000
Proceeds from line of credit borrowings	14,600
Proceeds from shares subject to mandatory redemption	100,000

Net Cash Provided by Financing Activities	115,600

Net Increase in Cash and Equivalents	14,154

Cash and Equivalents at Beginning of Period	-

Cash and Equivalents at End of Period	$14,154

See notes to the financial statements.

Coates Motorcycle Company, Ltd.

(A Development Stage Company)

Statement of Stockholders' Equity

			Retained
			Deficit
			Accumulated
			During the	Total
	Common Stock		Development	Stockholders'
	Shares	Amount	Stage	Equity

Balance March 18, 2003	-	$-	$-	$-

Shares issued subject to mandatory redemption	10,000	-	-	-

Shares issued to parent in exchange for exclusive sub-license	2,550,000	-	-	-

Shares issued to George J. Coates, Gregory G. Coates and the Coates Trust in exchange for a non-exclusive license	2,500,000	-	-	-

Net Loss	-	-	(124,779)	(124,779)

Balance June 30, 2003	5,060,000	$-	$(124,779)	$(124,779)

See notes to the financial statements.

Coates Motorcycle Company, Ltd.

(A Development Stage Company)

Notes to the Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization

Coates Motorcycle Company, Ltd. (The Company) was incorporated in the State of Delaware on July 21, 1995 under the name of Coates Technologies, Inc. On March 18, 2003 (date of inception) the Company amended its articles of incorporation to increase its number of available common shares and change its name to Coates Motorcycle Company, Ltd. Prior to March 18, 2003, the Company had never issued any shares of its common stock and did not have any financial transactions. The Company, located in New Jersey, is in the process of designing and manufacturing an initial line of "heavyweight" cruiser motorcycles.

Development Stage Operations

The Company continues to devote substantially all of its efforts in the development of its "heavyweight" cruiser motorcycles.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Loss Per Share

Loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share", is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

Research and Development Costs

Research and development costs are charged to operations as incurred.

Revenue Recognition

The Company has not recognized any revenue from the sale of motorcycles. The Company's policy is to recognize revenue when the products are shipped and title passes to the buyer.

Income Taxes

In accordance with the provisions of Financial Accounting Standards No. 109, "Accounting for Income Taxes", deferred taxes are recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company incurred net operating losses for financial reporting and tax reporting purposes. Accordingly, the benefit from income taxes has been offset by a valuation allowance against the related deferred tax asset.

INCOME TAXES

The Company's total deferred tax asset and valuation allowance are as follows at June 30, 2003:

Total deferred tax asset	$42,425
Less valuation allowance	42,425
Net deferred tax assets	$-

Coates Motorcycle Company, Ltd.

(A Development Stage Company

Notes to the Financial Statements

INCOME TAXES, Continued

The difference between income tax benefits in the financial statements and the tax benefit computed at the U.S. Federal statutory rate of 34% at June 30, 2003 is as follows:

Tax benefit	34%
Valuation allowance	(34)
Effective tax rate	-%

SHARES SUBJECT TO MANDATORY REDEMPTION

Shares subject to mandatory redemption represents a $100,000 contribution to the Company by George J. Coates, the Company's CEO, in exchange for 10,000 shares of the Company's common stock. The Company has agreed to redeem these shares for $100,000 when the funds are available.

LICENSES

The Company acquired an exclusive sublicense for North America, South America and Central America and their territories (collectively, the "Western Hemisphere") from Coates International, Ltd. to make, use and sell motorcycles utilizing the Coates technology. In exchange for this exclusive sublicense, the Company issued 2,550,000 shares of its common stock to Coates International, Ltd. which became by virtue of such issuance the parent corporation of the Company.

The Company also entered into a non-exclusive license agreement with the Coates Family Trust, George J. Coates and Gregory G. Coates to use and sell (not make or manufacture) motorcycles employing the Coates CSRV System in all countries of the world except in the Western Hemisphere. In exchange for this non-exclusive license the Company issued to George J. Coates, Gregory G. Coates and the Coates Family Trust an aggregate of 2,500,000 shares of its common stock.

As no readily determinable price existed of either the licenses or the common stock of the Company, no value was assigned to the above transactions.

DUE TO OFFICER

Due to officer represents non-interest bearing advances due on demand from an officer.

RELATED PARTY TRANSACTION

The Company utilizes a portion of the premises owned by its parent, Coates International, Ltd.,

in WallTownship, New Jersey. The Company will commence payments upon completion of its public offering.

SUBSEQUENT EVENT

Subsequent to June 30, 2003 additional advances totaling $100,000 were made to the Company by an officer.

Coates Motorcycle Company, Ltd.

(A Development Stage Company

Notes to the Financial Statements

LINES OF CREDIT

The Company has a revolving credit note with its parent company, Coates International, Ltd., in the amount of $100,000. Interest on outstanding principal balance is accrued at the prime rate during the loan period on an annual basis. The note is due on demand. The outstanding principal balance on this note at June 30, 2003 was $14,097.

The Company has a revolving credit note within a related company, Coates Precision Engineering Ltd., in the amount of $100,000. Interest on outstanding principal balance is accrued at the prime rate during the loan period on an annual basis. The note is due on demand. The outstanding principal balance on this note at June 30, 2003 was $503.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN

AUTHORIZED BY THE COMPANY OR THE REPRESENTATIVE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY

ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

TABLE OF CONTENTS

UNTIL_______________ , 2003 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

==================================================================================

COATES MOTORCYCLE COMPANY, LTD.

PROSPECTUS (COATES LOGO)

2,000,000 SHARES

_____________, 2003

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

The Registrant's Restated Certificate of Incorporation (Article TENTH) contains provisions limiting the liability of its Directors and requiring the Registrant to indemnify all persons whom it has the power to indemnify, to the maximum extent permitted under the General Corporation Law of the State of Delaware (the "GCL"). In accordance with the GCL, Article TENTH also limits the personal liability of a director to the corporation or its shareholders for monetary damages for breaches of fiduciary duty as a director except for (a) breaches of the director's duty of loyalty, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) effecting of certain unlawful payments related to the corporation's capital stock, and (d) transactions from which the director derived an improper benefit. The provisions of the GCL will not impair the Registrant's ability to seek injunctive relief for breaches of fiduciary duty. Such relief, however, may not always be available as a practical matter.

The GCL also contains provisions giving a corporation broad powers to indemnify officers, directors, employees and agents against liability and for their expenses in defending against threatened liability if the individual acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets for all expenses in connection with the issuance and distribution of the common shares being registered. All of these amounts set forth below are estimates except for the registration fee:

Registration Fee to the Securities and Exchange Commission $ 1,618.00

Printing Costs $10,000.00

Legal Fees and Disbursements $75,000.00

Accounting Fees $10,000.00

Blue Sky Fees and Expenses $50,000.00

TOTAL $146,618.00

Item 26. Recent Sales of Unregistered Securities.

We have sold 10,000 common shares to our Chief Executive Officer, George J. Coates, for $100,000. These shares are redeemable by us with funds received from this Offering.

Item 27. Exhibits.

3.1(i)* Certificate of Incorporation

3.1(ii)* Restated Certificate of Incorporation

3.2* Bylaws

4.1* Form of Certificate for Company's Common Stock

5.1* Opinion of Joseph J. Tomasek, Esq. as to the Legality of the common shares being registered.

10.1* Sublicense Agreement by and between Coates Motorcycle Company, Ltd. and Coates International, Ltd., dated April 30, 2003.

10.2* License Agreement by and between Coates Motorcycle Company, Ltd. and George J. Coates,

Gregory J. Coates and the Coates Trust, dated April 30, 2003.

23.1 Consent of Company's Independent Auditors, Rosenberg Rich Baker Berman & Company

23.2* Consent of Joseph J. Tomasek, Esq.: included in Exhibit 5.1

* Previously filed

Item 28. Undertakings.

A: The Registrant hereby undertakes:

(1) To file, during any period in such offers or sales are being made, a post effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statements;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter; and, provided, however, that paragraphs (i) and (ii) do not apply if the registration statements is on Forms S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liability arising from the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling the Company, it has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 1 to its registration statement on Form SB-2 to be signed on its behalf by the undersigned, in the Township of Wall, State of New Jersey on October3, 2003.

COATES MOTORCYCLE COMPANY, LTD.

By:_/s/Gregory G. Coates___________

Gregory G. Coates, President,

Principal Financial Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory G. Coates, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any further amendments to this Amendment No. 1 to Registration Statement on Form SB-2, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE TITLE DATE

__/s/ George J. Coates_________________

George J. Coates Chief Executive Officer, Director October 3, 2003

__________________________________

Jeffrey L. England Director October 3, 2003

__________________________________

Robert G. McLean Director October 3, 2003

_/s/ John P. Fager_____________________

John P. Fager Director October 3, 2003

Exhibit 23.1

CONSENT OF COMPANY'S INDEPENDENT AUDITORS, ROSENBERG RICH BAKER BERMAN & COMPANY

The Board of Directors

Coates Motorcycle Information Systems, Inc. and Subsidiaries

As independent public accountants, we hereby consent to the inclusion in the Form SB-2 Registration Statement of Coates Motorcycle Company, Ltd., filed with the Commission on or about October 3, 2003, of our report dated October 2, 2003 on the Audited Financial Statements of Coates Motorcycle Company, Ltd. for the period beginning March 18, 2003 (dated of inception) through June 30, 2003, and to all references to our Firm included in this Registration Statement.

/s/Rosenberg Rich Baker Berman & Company

Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey

October 3, 2003